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                                                                    Exhibit 23.2

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-4) of Unisys Corporation related to the merger of Unisys Corporation and PulsePoint Communications and to the incorporation by reference therein of our report dated January 28, 1999 with respect to the consolidated financial statements of PulsePoint Communications included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

Our audits also included the financial data schedule listed in Item 14(a) of the Form 10-K referred to above. This schedule is the responsibility of the management of PulsePoint Communications. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Ernst & Young LLP

/s/ Ernst & Young LLP

Woodland Hills, California
July 26, 1999